Exhibit 99.1

InfoSpace to Hold Annual Shareholder Meeting on

May 20, 2003

What: InfoSpace 2003 Annual Shareholder Meeting

When: May 20, 2003 at 10:00 a.m.

Where:	Meydenbauer Convention Center.
11100 NE 6th Street Bellevue, WA 98004

Details of the meeting and proxy materials will be mailed to all shareholders of record as of March 24, 2003.

For more information please visit the Investor Relations section of the InfoSpace corporate Web site at http://www.infospaceinc.com or contact:

Nicole Knowles	Jean Lee
Director, Investor Relations	Investor RelationsCoordinator
(425) 201-6100	(425) 201-8972
nicole.knowles@infospace.com	jean.lee@infospace.com